UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2017

BRE SELECT HOTELS CORP

(Exact Name of Registrant as Specified in Charter)

Delaware	333-186090	35-2464254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Blackstone Real Estate Partners VII L.P.

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Origination of New Mortgage Loan

On July 7, 2017, certain indirect wholly owned subsidiaries (the “Borrowers”) of BRE Select Hotels Corp (the “Company”) and Morgan Stanley Bank, N.A., Bank of America, N.A., Citigroup Global Markets Realty Corp., and JPMorgan Chase Bank, National Association (collectively, the “Lenders”) entered into a loan agreement (the “Loan Agreement”), pursuant to which the Borrowers obtained a $800 million mortgage loan from the Lenders (the “Loan”). The Loan is secured by first-priority, cross-collateralized mortgage liens on 51 of the 52 properties currently owned or ground-leased by certain subsidiaries of the Company, all related personal property, reserves, a pledge of all income received by the Borrowers with respect to the properties, a pledge of the ownership interests in the operating lessee, BRE Select Hotels Operating LLC, an affiliate of the Company (the “Operating Lessee”), and a security interest in deposit accounts. A portion of the proceeds from the Loan was used to repay amounts outstanding under that certain loan agreement, dated as of December 3, 2014, by and among certain indirect wholly owned subsidiaries of the Company, Citigroup Global Markets Realty Corp., German American Capital Corporation, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association (the “2014 Loan Agreement”). The remaining amount of proceeds under the Loan, net of closing costs, will be used to redeem shares of the Company’s 7% Series A Cumulative Redeemable Preferred Stock (the “Preferred Shares”).

Repayment of 2014 Loan

On July 7, 2017, the Borrowers repaid the $732,609,430.14 outstanding principal amount remaining under the 2014 Loan Agreement. Accordingly, on July 7, 2017, the Borrowers repaid in full, cancelled and terminated the 2014 Loan Agreement without any penalties incurred. In connection with such repayment, the related mortgages or deeds of trust evidenced by the Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreements, each dated as of December 3, 2014, and the related Guaranty Agreement, dated as of December 3, 2014 (such agreements, together with the 2014 Loan Agreement, the “2014 Loan Documents”), were also terminated.

Loan Agreement

The initial interest rate of the Loan is equal to the one-month London interbank offered rate for deposits, or LIBOR, plus a margin rate of 2.15%. In connection with the Loan, the Borrowers entered into an interest rate cap agreement, which caps the base interest rate before applying the applicable margins on the Loan, for an aggregate notional amount of $800 million, a termination date of July 9, 2019 and a strike rate of 4.25%. The Loan is scheduled to mature on July 9, 2019, with an option for the Borrowers to extend the initial term for five one-year extension terms, subject to certain conditions. The Loan is not subject to any mandatory principal amortization.

The Loan contains various representations and warranties, as well as certain financial, operating and other covenants that will among other things, limit the Company’s ability to:

•	incur additional secured or unsecured indebtedness;

•	make cash distributions at any time that the debt yield, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to the Loan by the outstanding principal amount of the indebtedness under the Loan, is, for two consecutive quarters, less than (i) 8.00% during the initial two-year term, the first extension term and the second extension term of the Loan and (ii) 9.00% during the third, fourth and fifth extension terms of the Loan, in each case, until such time as the debt yield for two consecutive quarters is equal to or greater than 8.00% during the initial two-year term, the first extension term and second extension term of the Loan and 9.00% during the third, fourth and fifth extension terms of the Loan;

•	make investments or acquisitions;

•	use assets as security in other transactions;

•	sell assets (except that the Borrowers are permitted to sell assets so long as the debt yield is not reduced (other than a Special Prepayment (as defined below)), subject to payment of applicable prepayment premiums and other property release requirements);

•	guarantee other indebtedness; and

•	consolidate, merge or transfer all or substantially all of the Company’s assets.

Defaults under the Loan include, among other things, the failure to pay interest or principal when due, material misrepresentations, transfers of the underlying security for the Loan without any required consent from the Lender, defaults related to the franchise and management agreements, bankruptcy of a Borrower or any guarantor of the Loan, failure to maintain required insurance and a failure to observe other covenants under the Loan, in each case subject to any applicable cure rights.

The Borrowers may prepay the Loan, in whole or in part, at any time, except that, if a prepayment is made at any time on or before June 9, 2018, and such prepayment, when aggregated with all other prepayments made by the Borrowers, exceeds 15% of the amount of the Loan funded to the Borrowers, then the Borrowers will be required to pay to the Lender an amount equal to the then effective margin rate on the principal being prepaid for the period from the date of the prepayment through June 14, 2018. Any prepayment made after June 9, 2018 may be made without any prepayment penalty or fee.

Notwithstanding the foregoing, any prepayment of the Loan (i) with casualty or condemnation proceeds or (ii) as a result of the release of a property as collateral security for the Loan in connection with (A) a ground lease default other than due to a default by a Borrower or Operating Lessee, (B) a franchise agreement default, (C) a brand management agreement default, (D) a termination of a purchase agreement other than due to a default by a Borrower or Operating Lessee or (E) as a result of an event of default under the Loan related to such property other than due to a default by Borrower or Operating Lessee done in bad faith to circumvent the release provisions of the Loan ((i) and (ii), collectively, a “Special Prepayment”) will not be subject to any limitation on prepayment or any prepayment fee or penalty or debt yield release requirements, but will be subject to limited conditions to prepayment.

Guaranty Agreement

In addition, the applicable Borrowers for each Loan and BSHH LLC, a Delaware limited liability company (the “Guarantor”) and an affiliate of BRE Select Hotels Holdings LP (the holder of 100% of the common shares in the Company) pursuant to a Guaranty Agreement, dated as of July 7, 2017 (the “Guaranty”), will have recourse liability under the Loans for certain matters typical of a transaction of this type, including, without limitation, relating to losses arising out of actions by the Borrower, Guarantor, Blackstone Real Estate Partners VII or their respective affiliates controlled by Blackstone Real Estate Partners VII which constitute fraud or material and willful misrepresentation in connection with the Loan, willful misconduct that results in physical damage or waste to any property, the removal or disposal of any portion of any property during the continuance of an event of default under the Loan, misappropriation or conversion of any insurance proceeds paid by reason of a casualty, any awards received in connection with a condemnation of all or a portion of any individual property, any rents during the continuance of an event of default under the Loan or any rents paid more than one month in advance, any liability or obligation pursuant to any purchase and sale agreement entered into for a previously-owned property (but with respect to the Guarantor, specifically excluding any loss, damage, cost, expense, liability, claim or other obligation arising out of or incurred in connection with any environmental matters or conditions or claims or other obligations arising therefrom), a material breach of the special purpose entity covenants relating to the incurrence of additional indebtedness or assuming or guaranteeing the debts of any other person or entity, failure to obtain prior written consent to any financing or other voluntary lien encumbering any individual property, if such consent is required in accordance with the applicable provisions of the Loan, any voluntary termination, or any voluntary, material modification of a ground lease without Lender’s prior written consent other than as expressly permitted under the Loan (not exceed the amortized release amount of the ground leased property) or failure to obtain Lender’s prior written consent to certain transfers to the extent required by the Loan.

The Borrowers will also have recourse liability for the Loan in the event any security instrument or loan agreement is deemed a fraudulent conveyance or a preference, and the Borrowers and the Guarantor will have recourse liability for the Loan in the event of a voluntary or collusive involuntary bankruptcy of any Borrower or any operating lessee of the properties or in the event Borrower, Guarantor, Blackstone Real Estate Partners VII or their respective affiliates controlled by Blackstone Real Estate Partners VII consents to or joins in the application for the appointment of a custodian, receiver, trustee or examiner of any Borrower or the operating lessee of any of the properties or any property, provided, however, the liability of the Guarantor described in this sentence shall not exceed 10% of the principal amount of the Loan outstanding at the time the event occurred.

Mortgage

In connection with entering the Loan Agreement, on July 7, 2017, each Borrower and Operating Lessee also entered into a mortgage or deed of trust securing each Borrower’s fee or leasehold interest in the properties and Operating Lessee’s leasehold interest in the properties.

Concurrent with the execution of the documents reflecting the Loan, the Company executed an Indemnity Agreement in favor of the Guarantor pursuant to which the Company agrees to indemnify and hold the Guarantor harmless from any losses incurred by the Guarantor pursuant to the terms of the guaranty executed by Guarantor in favor of the Lender in connection with the Loan.

Certain Lenders and other participants in the Loan Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 1.02.	Termination of a Material Definitive Agreement.

The information regarding the termination of the 2014 Loan Documents described under Item 1.01 above is incorporated herein by reference. A summary of the material terms of such 2014 Loan Documents is set forth under the sections entitled “Origination of New Mortgage Loan” and “Terms of Loan Agreement” of the Company’s Current Report on Form 8-K filed on December 9, 2014, which sections are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s direct financial obligation incurred under the Loan described under Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

On July 7, 2017, the Company provided notice of its election to redeem (the “Redemption”) 28,560,947 Preferred Shares (representing approximately 39.458% of the total Preferred Shares outstanding) with the aggregate redemption price expected to be approximately $54.5 million. The Preferred Shares are scheduled to be redeemed on August 6, 2017 with payment for such redeemed shares to occur shortly thereafter. This Current Report on Form 8-K does not constitute a notice of redemption of the Preferred Shares.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of such risks and uncertainties is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2017

BRE SELECT HOTELS CORP
(Registrant)

By:	/s/ Brian Kim

Name:	Brian Kim
Title:	Chief Financial Officer, Vice President and Managing Director